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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement Nos. 33-34490, 33-34037, 33-21360, 33-00201, 2-64261, 33-05904,
33-40249, 33-40010, 33-43823, 33-02827 and 33-02825 of Whirlpool Corporation and
Registration Statement Nos. 33-26680 and 33-53196 of Whirlpool Corporation and Whirlpool Savings Plan of our reports with respect to the financial statements of Brasmotor S.A. and its subsidiaries, Multibras S.A. Eletrodomesticos and its subsidiaries and Empresa Brasileira de Compressores S.A.--EMBRACO and its subsidiaries dated January 22, 1997 included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          Price Waterhouse
                                          Auditores Independentes

Sao Paulo, Brazil
March 19, 1997